Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2006 (March 27, 2006 as to Note 18), appearing in the Annual Report on Form 20-F of Silicon Motion Technology Corporation and its subsidiaries for the year ended December 31, 2005, which is incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

April 26, 2007